UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 2, 2017

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

As previously announced, the Board of Directors of Summer Infant, Inc. (the “Company”) agreed to hold the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”) on May 4, 2017.  Subsequently, the Board determined to move the date of the 2017 Annual Meeting.  The 2017 Annual Meeting will now be held on May 22, 2017.

In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the deadline for submission of stockholder proposals intended to be included in the Company’s proxy materials for the 2017 Annual Meeting was not changed because the Board believes that the Original Submission Deadline (as defined below) is a reasonable time before the Company begins to print and mail proxy materials for the 2017 Annual Meeting.  Stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2017 Annual Meeting pursuant to Rule 14a-8 must ensure that such proposal is received by the Company’s Secretary at the Company’s corporate offices at 1275 Park East Drive, Woonsocket, Rhode Island 02895, on or before the close of business on February 17, 2017 (the “Original Submission Deadline”). Any such proposal must also comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting.

In addition, in accordance with the advance notice procedures established in the Company’s Amended and Restated Bylaws, any stockholder who wishes to make a proposal or nominate a director for consideration at the 2017 Annual Meeting without having the proposal included in the Company’s proxy materials, must provide written notice to the Company’s Secretary at the Company’s corporate offices at 1275 Park East Drive, Woonsocket, Rhode Island 02895, not earlier than the close of business on February 21, 2017 and not later than the close of business on March 23, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: February 2, 2017	By:	/s/ William E. Mote, Jr.
William E. Mote, Jr.
Chief Financial Officer